UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 9, 2008

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada (Address of principal executive offices)	89511 (Zip code)

Not Applicable
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02	Unregistered Sales of Equity Securities
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit Index
Ex-3.1	Subscription Agreement
Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02. Unregistered Sales of Equity Securities

On December 3, 2007, Ormat Technologies, Inc. (the “Company”) and its parent entity, Ormat Industries Ltd., entered into a subscription agreement relating to an unregistered sale of 693,750 shares of the Company’s common stock, par value $0.001 per share, to Ormat Industries Ltd., at $48.02 per share. Also on December 3, 2007, the Company’s majority stockholder, by written consent in lieu of a meeting, voted in favor of the approval and ratification of the share issuance, such that the share issuance complied with the requirement of Section 312.03 of the NYSE Listed Company Manual, which provides that shareholder approval is a prerequisite to issuing securities to a director, officer, or substantial security holder of the company (a ‘‘Related Party’’), if the number of shares of common stock to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

On December 6, 2007, the Company filed a preliminary Information Statement in relation to the share issuance and the shareholder action on Form 14C with the Securities and Exchange Commission (the “Commission”), and on December 18, 2007, the Company filed a definitive Information Statement on Form 14C with the Commission and circulated the definitive Information Statement to the Company’s shareholders. Following the twenty-day waiting period after the circulation of the definitive Information Statement to the Company’s shareholders, the unregistered sale of common stock under the subscription agreement became effective on January 8, 2008. The net proceeds to the Company from the unregistered sale, after deducting the Company’s estimated expenses, were approximately $33.3 million.

The unregistered sale complies with the requirements of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). We have sold these shares of common stock to Ormat Industries Ltd. (which is not a U.S. Person within the meaning of Regulation S) in an offshore transaction, and no selling efforts were made in the U.S. The shares of common stock issued in the unregistered sale will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the subscription agreement is qualified in its entirety by reference to the subscription agreement attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01. Other Events.

On January 9, 2008, the Company issued a press release announcing the Company’s unregistered sale of 693,750 shares of the Company’s common stock, par value $0.001 per share, to its parent company, Ormat Industries Ltd., in a transaction complying with the requirements of Regulation S under the Securities Act.

A copy of the press release announcing the unregistered sale is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

3.1	Subscription Agreement dated as of December 3, 2007.
99.1	Press release of the Registrant dated as of January 9, 2008.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2007 and the Prospectus Supplement filed with the Securities and Exchange Commission on October 23, 2007.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)
By:	/s/ Yehudit Bronicki
Yehudit Bronicki Chief Executive Officer

Date: January 9, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Subscription Agreement dated December 3, 2007
99.1	Press Release of Registrant dated January 9, 2008